Exhibit 10.1

Baker Hughes, a GE company
Outperformance Share Unit Award Agreement
For Lorenzo Simonelli (“Participant”)

1. Capitalized Terms. Each capitalized term used but not defined in this Award Agreement (including Appendix A) shall have the meaning ascribed to such term in the Baker Hughes, a GE company 2017 Long-Term Incentive Plan (the “Plan”).

2. Grant. The Committee of Baker Hughes, a GE company (the “Company”) has granted Outperformance Share Units (“OPSUs”) to the individual named in this Award Agreement (the “Participant”) on June 1, 2018 (the “Grant Date”). Each OPSU entitles the Participant to receive from the Company one share of Class A common stock of the Company, par value $0.0001 per share (“Share”), for which the restrictions set forth in paragraph 4 lapse in accordance with the terms of this Award Agreement, the Plan, any country specific addendums and any rules and procedures adopted by the Committee. The target number of OPSUs reflected in the Participant’s Plan account maintained by Fidelity Stock Plan Services (the “Target OPSUs”) is the number of OPSUs that the Participant may earn if the Performance Condition is satisfied at the target level. The actual number of OPSUs that the Participant may earn may be less than or more than the Target OPSUs, depending upon actual performance, as specified in paragraph 4.

3. No Dividend Equivalents. No Dividend Equivalents will be paid to the Participant with respect to the OPSUs.

4. Restrictions.

a. Lapse of Restrictions Generally. Restrictions on the OPSUs will lapse to the extent that both the Service Condition and the Performance Condition are satisfied, based on the Committee’s certification. Subject to paragraphs 5 and 6, (i) the “Service Condition” will be satisfied with respect to (x) 50% of the OPSUs only if the Participant has been continuously employed by the Company or one of its Affiliates through the End Date, and (x) the remaining 50% of the OPSUs only if the Participant has been continuously employed by the Company or one of its Affiliates through the second anniversary of the End Date, and (ii) the “Performance Condition” will be satisfied with respect to between 0% and 300% of the Target OPSUs based on attainment of the TSR Per Year of a Share and Relative TSR, in accordance with Appendix A. After the end of the Performance Period and prior to the issuance or delivery of any Shares pursuant to paragraph 7, the Committee shall certify the extent, if any, to which the Performance Condition was achieved.

b. Maximum Value Limitation.

(i) Notwithstanding anything in this Award Agreement to the contrary, if the Final Value of the Shares otherwise issuable on lapse of the restrictions on the OPSUs, as determined in accordance with this Award Agreement, exceeds the applicable Maximum Value, the number of Shares issued to the Participant will equal the number of Shares equal to such Maximum Value.

(ii) “Final Value” means the closing price of a Share on the End Date, multiplied by the number of Shares otherwise issuable on lapse of the restrictions applicable to the OPSUs (assuming for such purpose that paragraph 4(b)(i) did not apply).

(iii) “Maximum Value” means the closing price of a Share on the Grant Date, multiplied by the Target OPSUs, multiplied by the Applicable Multiplier.

(iv) “Applicable Multiplier” means (A) 6, if Relative TSR is attained at the 50th percentile or higher, or (B) 4, if Relative TSR is attained at less than the 50th percentile.

5. Termination of Employment. If the Participant’s employment with the Company or any of its Affiliates terminates prior to the End Date, the OPSUs shall be immediately cancelled, except as follows:

a. Employment Termination Due to Death. If the Participant’s employment with the Company or any of its Affiliates terminates prior to the End Date as a result of the Participant’s death, the Service Condition shall be deemed fully satisfied as of the date of such termination, and, subject to paragraph 6(a), the OPSUs shall remain subject to the Performance Condition.

b. Employment Termination Due to Transfer of Business to Successor Employer. If the Participant’s employment with the Company or any of its Affiliates terminates prior to the End Date as a result of employment by a successor employer to which the Company has transferred a business operation, the Service Condition shall be deemed fully satisfied as of the date of such termination, and, subject to paragraph 6(a), the OPSUs shall remain subject to the Performance Condition.

c. Termination Following a Change in Control. If the Participant’s employment with the Company or any of its Affiliates terminates without Cause during the 12-month period following a Change in Control, the Service Condition shall be deemed fully satisfied as of the date of such termination. For purposes of this Award Agreement, “Change in Control” means (i) a Change in Control as defined in the Plan or (ii) the date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

d. Employment Termination More Than One Year After Grant Date. If, on or after the first anniversary of the Grant Date and prior to the End Date, the Participant’s employment with the Company or any of its Affiliates terminates as a result of any of the reasons set forth below, or the Participant becomes eligible to retire or meets the age and service requirements, each as specified in (d)(i) below, then the restrictions on the OPSUs shall remain eligible to lapse based on attainment of the Performance Condition or shall be cancelled as provided below (subject to any rules adopted by the Committee):

(i) Termination/Eligibility for Retirement or Termination for Total Disability. If (A) the Participant attains at least age 60 while still employed by the Company or an Affiliate and completes 5 or more years of continuous service with the Company and any of its Affiliates, or (B) the Participant’s employment with the Company or any of its Affiliates terminates as a result of a total disability, i.e., the inability to perform any job for which the Participant is reasonably suited by means of education, training or experience, the Service Condition shall be deemed fully satisfied as of the date of such termination, and the OPSUs shall remain subject to the Performance Condition.

(ii) Termination for Job Elimination or Plant Closing. If the Participant’s employment with the Company or any of its Affiliates terminates as a result of a layoff, plant closing, redundancy, reduction in force, or job elimination (without regard to any period of protected service), then as of the date of such termination, the Service Condition shall be deemed satisfied with respect to the applicable Pro-Rata Portion, and such Pro-Rata Portion of the OPSUs shall remain subject to the Performance Condition. For purposes of this Award, the “Pro-Rata Portion” shall mean (A) 50% of the total number of OPSUs covered by this Award for which the Service Condition was scheduled to be satisfied on the fifth anniversary of the Start Date, multiplied by a fraction, the numerator of which is the total number of complete months which have elapsed between the Start Date and the date of such termination, and the denominator of which is 60, plus (B) only if such termination occurs prior to the third anniversary of the Start Date, 50% of the total number of OPSUs covered by this Award for which the Service Condition was scheduled to be satisfied on such third anniversary, multiplied by a fraction, the numerator of which is the total number of complete months which have elapsed between the Start Date and the date of such termination, and the denominator of which is 36.

(iii) Termination Due to Other Reasons. If the Participant’s employment with the Company or any of its Affiliates terminates for any other reason, and the Participant and the Company have not entered into a written separation agreement explicitly providing otherwise in accordance with rules and procedures adopted by the Committee, then the OPSUs shall be immediately cancelled.

e. Transfer to Affiliates. For the avoidance of doubt, transfer of employment among the Company and any of its Affiliates shall not constitute a termination of employment for purposes of this Award.

6. Transactions Involving the Company or Peers.

a. Change in Control of the Company. In the event of a Change in Control, the Performance Condition shall be determined based on attainment of the TSR Per Year of a Share and Relative TSR, in each case measured as of the date of such Change in Control, and the OPSUs shall remain subject to the Service Condition in accordance with paragraphs 4(a) and 5.

b. Transactions Involving Peers. Notwithstanding anything in this Award Agreement (including Appendix A) to the contrary, in the event that, prior to the End Date, there occurs:

(i) a merger, acquisition or business combination transaction of a Peer with or by another Peer, only the surviving entity shall remain a Peer;

(ii) a merger of a Peer with an entity that is not a Peer, or the acquisition or business combination transaction by or with a Peer, or with an entity that is not a Peer, in each case where such Peer is the surviving entity and remains publicly traded, such Peer shall remain a Peer;

(iii) a merger or acquisition or business combination transaction of a Peer by or with an entity that is not a Peer or a “going private” transaction involving a Peer where such Peer is not the surviving entity or is otherwise no longer publicly traded, such Peer shall no longer be a Peer;

(iv) a stock distribution from a Peer consisting of the shares of a new publicly traded company (a “spin-off”), such Peer shall remain a Peer, such distribution shall be treated as a dividend from such Peer based on the closing price of the shares of the spun-off company on its first day of trading and the performance of the shares of the spun-off company shall not thereafter be tracked for purposes of calculating TSR Per Year; or

(v) a bankruptcy or liquidation of a Peer, the TSR Per Year of such Peer shall equal -1.

c. Adjustments for Unusual or Nonrecurring Events. The Committee shall be authorized to remove a Peer or make adjustments to the performance metrics set forth in Appendix A as they apply to such Peer in recognition of unusual or nonrecurring events affecting such Peers, or the financial statements of such Peers, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such removal or adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under this Award Agreement.

7. Delivery and Withholding Tax. As soon as practicable following any date on which the restrictions lapse with respect to any portion of the OPSUs (and, if applicable, following the Committee’s certification pursuant to paragraph 4(a)), and in no event later than March 15 of the year following the year in which such restrictions lapse, the Company shall deliver to the Participant by mail or otherwise a certificate for such Shares with respect to such portion; provided, however, that the date of issuance or delivery may be postponed if the Company reasonably anticipates that such issuance or delivery would violate federal securities laws or any other applicable law; provided that such issuance or delivery shall be made as soon as reasonably practicable following the first date on which the Company reasonably anticipates that such issuance or delivery would not cause such violation. No later than the date as of which an amount with respect to the OPSUs first becomes includable in the gross income of the Participant for applicable income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state, local or foreign taxes of any kind required or permitted to be withheld with respect to such amount.

8. Alteration/Termination. The Company shall have the right at any time in its sole discretion to amend, alter, suspend, discontinue or terminate any OPSUs without the consent of the Participant; provided, however, that no such amendment, alteration, suspension, discontinuance or termination shall occur if reasonably likely to significantly diminish the rights of the Participant without the Participant’s consent; provided further that no such consent shall be required with respect to any amendment, alteration, suspension, discontinuance or termination if the Board determines in its sole discretion that such amendment, alteration, suspension, discontinuance or termination either (i) is required or advisable to satisfy or conform to any applicable law, regulation or accounting standard or (ii) is in accordance with paragraph 9. Also, the OPSUs shall be null and void to the extent the grant of OPSUs or the lapse of restrictions thereon is prohibited under the laws of the country of residence of the Participant.

9. Recoupment. Notwithstanding any other provision of this Award to the contrary, the OPSUs, any Shares issued in settlement of the OPSUs, and any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with any recoupment policy that the Company may adopt from time to time.

10. Section 409A. Notwithstanding any other provision of this Award, payments provided under this Award may only be made upon an event and in a manner that complies with Section 409A of the Internal Revenue Code (the “Code”) or an applicable exemption. Any payments under this Award that may be excluded from Section 409A of the Code either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A of the Code to the maximum extent possible. To the extent that any payments under this Award constitute “nonqualified deferred compensation” subject to Section 409A of the Code, any such payments to be made under this Award in connection with a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A of the Code.

11. Plan Terms. All terms used in this Award have the same meaning as given such terms in the Plan, a copy of which will be furnished upon request.

12. Entire Agreement. This Award, the Plan, country specific addendums and the rules and procedures adopted by the Committee contain all of the provisions applicable to the OPSUs and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Participant.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

S ofAppendix A

Performance Condition

Section 1.          Definitions. As used in this Appendix A, the following terms shall have the meanings set forth below:

(a)            “End Date” means May 31, 2021; provided that, if a Change in Control occurs prior to such date, “End Date” means the day prior to such Change in Control.

(b)            “End Price” with respect to a Share or a Peer Share means the average of the closing price of such Share or Peer Share on the applicable Principal Exchange on each trading day in May 2021 (or, if a Change in Control occurs prior to May 31, 2021, on each trading day during the 30 calendar day period ending with the day prior to such Change in Control), assuming dividends distributed during the period beginning May 1, 2018 were reinvested in additional shares of the issuing company’s stock on the ex-dividend date. The Committee shall adjust equitably the End Price with respect to a Share or Peer Share, as calculated in accordance with the preceding sentence, to reflect any corporate transaction or event set forth in Section 4(b) of the Plan that affects such Share or Peer Share if such adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award.

(c)            “Peer” means TechnipFMC plc, Bristow Group, Inc., Core Lab NV, Diamond Offshore Drilling, Inc., Golar LNG Ltd., Halliburton Company, Helmerich & Payne, Inc., Nabors Industries Ltd., National Oilwell Varco, Inc., Oceaneering International, Inc., Oil States International, Inc., Rowan Companies, plc, Schlumberger Limited, Teekay Tankers CL A, Transocean Ltd. and Weatherford International Ltd.

(d)            “Peer Share” means the share of common stock of a Peer that is quoted or traded on a national securities exchange.

(e)            “Performance Period” means the period beginning on the Start Date and ending on the End Date.

(f)             “Principal Exchange” means the principal U.S. securities exchange on which a Share or Peer Share is quoted or traded as of an applicable date. For the avoidance of doubt, a Share or Peer Share that is quoted or traded only over the counter shall not be deemed to be quoted or traded on a Principal Exchange.

(g)            “Relative TSR” means the percentile ranking of the TSR Per Year of a Share in relation to the TSR Per Year of each of the Peers’ Shares, as calculated by the Committee in good faith applying a reasonable statistical method.

(h)            “Start Date” means June 1, 2018.

(i)             “Start Price” with respect to a Share or a Peer Share means the average of the closing price of such Share or Peer Share on the applicable Principal Exchange on each trading day in May 2018, assuming dividends distributed during May 2018 were reinvested in additional shares of the issuing company’s stock on the ex-dividend date. Notwithstanding the foregoing, the Committee shall adjust equitably the Start Price with respect to a Peer Share, as calculated in accordance with the preceding sentence, to reflect any corporate transaction or event set forth in Section 4(b) of the Plan that affects such Peer Share if such adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award.

(j)             “TSR Per Year” with respect to a Share or a Peer Share means total shareholder return with respect to such Share or Peer Share, expressed as a percentage, which will be calculated by (i) dividing (x) the End Price of such Share or Peer Share by (y) the Start Price of such Share or Peer Share, (ii) raising the amount calculated under clause (i) to the power of a fraction equal to one over “n”, where “n” is a fraction (not to exceed 3.0), the numerator of which is the number of calendar days during the period beginning on the Start Date and ending on the End Date, and the denominator of which is 365, and (iii) subtracting one from the amount calculated under clause (ii). For purposes of illustration only, if the Start Price of a Share is $40, the End Price of a Share is $50, and n is 3.0, then the TSR Per Year with respect to a Share is 7.72% (i.e., ($50 / $40) ^ (1 / 3) – 1).

Section 2.                Performance Condition Attainment. The following table sets forth the percentage of the OPSUs for which the Performance Condition will be deemed satisfied based on the attainment of the TSR Per Year of a Share and Relative TSR indicated in the corresponding row of the table:

TSR Per Year of a Share	Relative TSR	Performance Condition Attainment
≥ 20%	≥ 50th Percentile	300%
	< 50th Percentile	150%
15%	≥ 50th Percentile	200%
	< 50th Percentile	125%
10%	≥ 50th Percentile	100%
	< 50th Percentile
5%	≥ 50th Percentile	50%
	< 50th Percentile
< 5%	≥ 50th Percentile	0%
	< 50th Percentile

If the TSR Per Year of a Share exceeds 15% and is less than 20%, if the TSR Per Year of a Share exceeds 10% and is less than 15% or if the TSR Per Year of a Share exceeds 5% and is less than 10%, the percentage of the OPSUs for which the Performance Condition will be deemed satisfied will be subject to straight-line interpolation between the applicable corresponding percentages set forth in the table. For purposes of illustration only:

(a)            if the TSR Per Year of a Share is attained at 17%, and Relative TSR is attained at the 50th percentile or higher, the percentage of the OPSUs for which the Performance Condition will be deemed satisfied will equal 240%;

(b)            if the TSR Per Year of a Share is attained at 17%, and Relative TSR is attained at less than the 50th percentile, the percentage of the OPSUs for which the Performance Condition will be deemed satisfied will equal 135%;

(c)            if the TSR Per Year of a Share is attained at 8%, the percentage of the OPSUs for which the Performance Condition will be deemed satisfied will equal 80%, regardless of the level of attainment of Relative TSR; and

(d)            if the TSR Per Year of a Share is attained at 3%, the percentage of the OPSUs for which the Performance Condition will be deemed satisfied will equal 0%, regardless of the level of attainment of Relative TSR.